Exhibit 99.1

DOUBLE EAGLE ANNOUNCES EFFECTIVENESS OF FORM S-4 FOR PROPOSED BUSINESS

COMBINATION WITH WILLIAMS SCOTSMAN

Extraordinary General Meeting Scheduled for November 16, 2017

LOS ANGELES, CA, November 8, 2017 – Double Eagle Acquisition Corp. (“Double Eagle”) (Nasdaq: EAGL, EAGLU, EAGLW) announced today that on November 7, 2017 its registration statement on Form S-4 (File No. 333-220356), as amended, relating to the previously announced business combination (the “Business Combination”) with Williams Scotsman International, Inc. (“Williams Scotsman”) was declared effective by the U.S. Securities and Exchange Commission (“SEC”) and it commenced mailing the definitive proxy statement/prospectus relating to the extraordinary general meeting (the “Extraordinary General Meeting”) to be held in connection with the Business Combination to shareholders of record as of the close of business on October 30, 2017 (the “Record Date”). Notice of the Extraordinary General Meeting was mailed on November 6, 2017 to shareholders of record as of the Record Date.

Double Eagle also announced today that the Extraordinary General Meeting will be held on Thursday, November 16, 2017 at 9:30 a.m. Eastern Time at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York. Double Eagle’s shareholders of record as of the Record Date are entitled to vote at the Extraordinary General Meeting. In connection with the Extraordinary General Meeting, Double Eagle shareholders who wish to exercise their redemption rights must do so no later than 9:30 a.m. Eastern Time on November 14, 2017 by following the procedures specified in the definitive proxy statement/prospectus for the Extraordinary General Meeting.

Additional Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, Double Eagle filed a registration statement on Form S-4 (File No. 333-220356) (the “Registration Statement”) with the SEC, which includes a proxy statement/prospectus, that is both the proxy statement to be distributed to holders of Double Eagle’s ordinary shares in connection with Double Eagle’s solicitation of proxies for the vote by Double Eagle’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of certain of the securities to be issued in the Business Combination. The Registration Statement was declared effective by the SEC on November 7, 2017 and the definitive proxy statement/prospectus and other relevant documents have been mailed to Double Eagle’s shareholders as of the Record Date. Double Eagle’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus included in the Registration Statement as these materials contain important information about Williams Scotsman, Double Eagle and the Business Combination. Shareholders may also obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Morrow Sodali LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, or by phone at (800) 662-5200 or email at DoubleEagle.info@morrowsodali.com.

Participants in the Solicitation

Double Eagle and Williams Scotsman and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. A list of the names of those directors and executive officers and a description of their interests in Double Eagle is contained in Double Eagle’s definitive proxy statement/prospectus included in the Registration Statement, which is available free of charge from the sources indicated above.

About Double Eagle Acquisition Corp.

Double Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Double Eagle began trading on Nasdaq in September 2015 and its Class A ordinary shares, units and warrants trade under the ticker symbols EAGL, EAGLU and EAGLW, respectively. Double Eagle is the third Nasdaq-listed special purpose acquisition company sponsored by Jeff Sagansky, CEO, and Harry E. Sloan, founding investor.

About Williams Scotsman International, Inc.

Headquartered in the historic Fells Point area of Baltimore, MD, Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, healthcare, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 90 locations, its fleet is comprised of 76,000 modular space and portable storage units and its customer base has grown to more than 25,000.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Contacts

For Double Eagle Acquisition Corp.:

James A. Graf

Chief Financial Officer

jgraf@geacq.com

310-209-7280